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                                                                    EXHIBIT 99.3


                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report on Form 10-K of Northern Border Pipeline Company (the "Partnership") for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jerry
L. Peters, Vice President, Finance and Treasurer, of Northern Plains Natural Gas Company, Operator (functional equilavent to the Partnership's principal financial and accounting officer), hereby certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or section 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.

                                          /s/ JERRY L. PETERS
                                          --------------------------------------
                                          Jerry L. Peters
                                          Vice President, Finance and Treasurer
                                          Northern Plains Natural Gas Company


This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Northern Border Pipeline and will be retained by Northern Border Pipeline Company and furnished to the Securities and Exchange Commission or its staff upon request.